UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03     AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 23, 2018, Helios and Matheson Analytics Inc. (“we” or the “Company”) held a special meeting of stockholders. At the special meeting, the stockholders approved, among other things, an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock of the Company, par value $0.01 (the “Common Stock”), from 500,000,000 to 5,000,000,000 shares and to increase the total number of authorized shares of capital stock from 502,000,000 to 5,002,000,000 (the “Authorized Share Increase”). A Certificate of Amendment to the Certificate of Incorporation authorizing the Authorized Share Increase was filed with the Secretary of State of the State of Delaware on July 23, 2018, and the Authorized Share Increase became effective in accordance with the terms of the Certificate of Amendment upon filing with the Secretary of State of the State of Delaware.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Authorized Share Increase, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

ITEM 5.07     Submission of Matters to a Vote of Security Holders

On July 23, 2018, we held a special meeting of stockholders. A total of 249,870,588 shares of our Common Stock and 20,500 shares of our preferred stock (the “Preferred Stock”) were outstanding as of June 29, 2018, the record date for the special meeting. For each share of Common Stock held as of the record date, the holder was entitled to one vote on each proposal to be voted on. For each share of Preferred Stock held as of the record date, the holder was entitled to 3,205 votes on each proposal that was voted on. However, the number of votes that a holder of Preferred Stock was entitled to cast on any matter to be voted upon, when aggregated with any of our other voting securities held by such holder, could not exceed 19.9% of the number of shares of Common Stock that we had outstanding as of June 21, 2018 immediately prior to the issuance of the Preferred Stock (or such greater percentage allowed by Nasdaq without any stockholder approval requirements). Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Approval of the January Note Financing Proposal

Our stockholders approved, to the extent required by Nasdaq Listing Rule 5635, the issuance of shares of Common Stock upon conversion of the senior convertible notes issued to an institutional investor on January 23, 2018 in accordance with the terms of those notes. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	119,351,558	14,812,661	1,200,007	-

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Proposal Two: Approval of the increase in number of shares of authorized Common Stock

Our stockholders approved the amendment of our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 500,000,000 to 5,000,000,000 and to increase the total number of authorized shares of capital stock from 502,000,000 to 5,002,000,000. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class; holders of shares of Common Stock voted separately as a single class; and holders of shares of Preferred Stock voted separately as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	196,917,480	68,169,681	1,139,921	130,862,856
Holders of Shares of Common Stock Voting Separately as a Single Class	131,214,980	68,169,681	1,139,921	130,862,856
Holders of Shares of Preferred Stock Voting Separately as a Single Class	65,702,500	-	-	-

Proposal Three: Approval of the Reverse Stock Split

Our stockholders approved the amendment of our Certificate of Incorporation to effect a one-time reverse stock split of our Common Stock, at a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-250 shares, such ratio to be selected by our Board of Directors and set forth in a public announcement. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class; and holders of shares of Preferred Stock voted separately as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	198,328,505	66,647,989	1,250,588	130,862,856
Holders of Shares of Preferred Stock Voting Separately as a Single Class	65,702,500	-	-	-

Proposal Four: Adjournment

Our stockholders approved the adjournment of the special meeting, if necessary, to solicit votes on the above proposals if sufficient votes to pass the proposals were not received in time for the special meeting. Holders of shares of Common Stock and holders of shares of Preferred Stock voted together as a single class on this proposal. The results of the vote were as follows:

	For	Against	Abstain	Broker Non-Votes
Holders of Shares of Common Stock and Holders of Shares of Preferred Stock Voting Together as a Single Class	202,386,501	60,636,861	3,203,720	130,862,856

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment of Certificate of Incorporation of Helios and Matheson Analytics Inc., filed on July 23, 2018 (Authorized Share Increase).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: July 24, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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